                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 14, 1998

                              SAFELITE GLASS CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

       333-21949                                       13-3386709
(COMMISSION FILE NUMBER)                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                    1105 SCHROCK ROAD, COLUMBUS, OHIO 43229
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)    (ZIP CODE)

                                 (614) 842-3000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      NONE

         (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER EVENTS

EXTENSION OF EXCHANGE OFFER.

     As of the date hereof, the Company has $100 million in principal amount of 9 7/8% Senior Subordinated Notes Due 2006 outstanding which were issued in December 1996 (the "Initial Notes"). On October 29, 1998, the Company commenced an offer to exchange $1,000 in principal amount of 9 7/8% Series B Senior Subordinated Notes Due 2006 (the "Exchange Notes") for each $1,000 in principal amount of Initial Notes outstanding (the "Exchange Offer"). The initial expiration date for the Exchange Offer (the "Expiration Date"), as set forth in the Prospectus, dated October 29, 1998, was 5:00 P.M., New York City time, on November 30, 1998. On November 30, 1998, the Company extended the Expiration Date until 5:00 P.M., New York City time, on December 14, 1998, and on December 14, 1998, the Company extended the Expiration Date until 5:00 p.m., New York City time, on December 22, 1998. The press release issued by the Company on December 14, 1998 to announce the extension of the Expiration Date is attached as an exhibit to this Form 8-K.

OFFERING OF $55,000,000 AGGREGATE PRINCIPAL AMOUNT OF 9 7/8% SERIES C SENIOR SUBORDINATED NOTES DUE 2006:

     On December 18, 1998 (the "Closing Date"), the Company, consummated an offering (the "Offering") of $55,000,000 aggregate principal amount of 9 7/8% Series C Senior Subordinated Notes due 2006 (the "Series C Notes"). The Offering was made in reliance upon exemptions from registration under the Securities Act of 1933, as amended, for an offer and sale of securities which does not involve a public offering. The Notes were issued at an offering price of 91.649% plus accrued interest, if any, from the date of original issuance. The terms of the Notes provide that, unless the Company has received net cash proceeds of $50 million in exchange for the issuance of Qualified Capital Stock (as defined in the Indenture pursuant to which the Notes were issued) (the "Equity Investment") by January 29, 1999, the Company shall be required to redeem the Notes (the "Special Redemption") on February 3, 1999 at a redemption price of 92.649% of the original principal amount of the Notes, plus accrued interest until the date of redemption (the "Special Redemption Price"). During the period from the closing of the Offering until the earlier of (x) completion of the Equity Investment and (y) the date of the Special Redemption, the net proceeds from the Offering will be held by a Collateral Agent pursuant to a Pledge Agreement. In addition, any shortfall between the amount required to fund the Special Redemption and the net proceeds of the Offering deposited under the Pledge Agreement will be provided by drawings by the Collateral Agent on an irrevocable letter of credit issued under the Senior Credit Facilities (as defined below) on the Closing Date in favor of the Collateral Agent for the benefit of the holders of the Notes.

BANK AMENDMENT.

     As reported in the Company's Report on Form 10-Q for the quarter ended October 3, 1998, the Company had initiated discussions with the lenders ("the Lenders") providing senior credit facilities under a Credit Agreement, dated December 20, 1996, as amended (the "Bank Credit Agreement"), seeking modifications of certain covenants in the Bank Credit Agreement which would enhance the Company's likelihood of continued compliance thereunder. On the Closing Date, the Company and the Lenders entered into an amendment to the Bank Credit Agreement described below. The amendment, however, will cease to be effective after February 3, 1999, unless the Equity Investment shall have been completed and the pledged funds shall have been released to the Company by such date. The proceeds of the Equity Investment, if it occurs, would be used to repay $15 million of term loans and to pay down $35 million of revolving credit loan under the Bank Credit Agreement.

     The description set forth below does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms and conditions of the Bank Credit Agreement. The Chase Manhattan Bank ("Chase") and other lenders have provided the Company with senior secured credit facilities (referred to herein as the Senior Credit Facilities) in an aggregate principal amount, prior to the application of the proceeds of this Offering, of $450 million. After the application of the gross proceeds of the Offering and the Equity Investment and after giving effect to the amendment to the Senior Credit Facilities, the terms of the Bank Credit Agreement would be as follows:

     Structure. The Senior Credit Facilities would consist of (a) a term loan facility in an aggregate principal amount of $288.6 million (the "Term Loan Facility"), consisting of three tranches in principal amounts of $123.6 million (the "Tranche A Term Loan"), $82.5 million (the "Tranche B Term Loan"), and $82.5 million (the Tranche C Term Loan"), respectively, and (b) a revolving credit facility providing for revolving loans to the Company and the issuance of letters of credit for the account of the Company in an aggregate principal amount (including the aggregate stated amount of letters of credit and the aggregate reimbursement and other obligations in respect thereof) at any time not to exceed $100 million (the "Revolving Credit Facility").

     Repayment. The Tranche A Term Loan and the Revolving Credit Facility will mature on the sixth anniversary of the initial borrowing under the Bank Credit Agreement (such initial borrowing date referred to hereinafter as the "Closing"). The Tranche B Term Loan would mature on the seventh anniversary of the Closing. The Tranche C Term Loan would mature on the eighth anniversary of the Closing. The Term Loan Facility would be subject to the following amortization schedule:

                                                                   REPAYMENT AMOUNTS
                                                        ---------------------------------------
                                                         TRANCHE A     TRANCHE B     TRANCHE C
                         DATE                            TERM LOAN     TERM LOAN     TERM LOAN
                         ----                           -----------   -----------   -----------
Last business day in September and December 1999......  $         0   $   206,138   $   206,138
Last business day in March, June, and September 2000..            0       206,138       206,138
Last business day in December 2000....................    3,682,736       206,138       206,138
Last business day in March 2001.......................    7,500,000       206,138       206,138
Last business day in June, September and December
  2001................................................    7,500,000       206,138       206,138
Last business day in March, June, September and
  December 2002.......................................   10,000,000       206,138       206,138
Last business day in March, June, and September 2003..   12,500,000     9,946,153       206,138
December 17, 2003.....................................   12,500,000            --            --
Last business day in December 2003....................           --     9,946,153       206,138
Last business day in March, June and September 2004...           --     9,946,153     9,843,084
December 17, 2004.....................................           --     9,946,153            --
Last business day in December 2004....................           --            --     9,843,084
Last business day in March, June and September 2005...                         --     9,843,084
December 17, 2005.....................................           --            --     9,843,084


     Interest. At the Company's election, the interest rates per annum applicable to the loans under the Bank Credit Agreement are fluctuating rates of interest measured by reference to either (a) an adjusted London inter-bank offered rate ("LIBOR") plus a borrowing margin or (b) an alternate base rate ("ABR") (equal to the higher of Chase's published prime rate and the Federal Funds effective rate plus 1/2 of 1% per annum) plus a borrowing margin. Under the amendment, the borrowing margins applicable to the Tranche A Term Loan and loans under the Revolving Credit Facility are 1.75% per annum for ABR loans and 2.75% per annum for LIBOR loans; the borrowing margins applicable to the Tranche B Term Loan are 2.00% per annum for ABR loans and 3.00% per annum for LIBOR loans; and the borrowing margins applicable to the Tranche C Term Loan are 2.25% per annum for ABR loans and 3.25% per annum for LIBOR loans. All of the forgoing margins are subject to reduction based upon the achievement by the Company of certain financial performance thresholds. Amounts under the Bank Credit Agreement not paid when due will bear interest at a default rate equal to 2.00% per annum above the rate otherwise applicable.

     Covenants. The Bank Credit Agreement contains a number of covenants that, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, make investments, loans or advances, make acquisitions, create subsidiaries, engage in mergers or consolidations, change the business conducted by the Company, make capital expenditures, or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. In addition, under the Bank Credit Agreement, the Company is required to comply with specified financial ratios and minimum tests, including minimum interest coverage ratios and maximum leverage ratios. The Bank Credit Agreement, as amended, requires the Company to maintain a leverage ratio (total debt to EBITDA, each as adjusted) of 9.75 to 1.00 commencing on March 31, 1999 and declining thereafter in predetermined increments, and an interest coverage ratio (EBITDA to interest expense, each as adjusted) of 1.15 to 1.00 commencing on March 31, 1999 and increasing thereafter in predetermined increments.

     The terms of the Bank Credit Agreement are otherwise on terms consistent with the Bank Credit Agreement as amended prior to the Closing Date.

EQUITY INVESTMENT

     The stockholders of the Company are holding discussions regarding the structure of the Equity Investment and the completion of the Equity Investment by January 29, 1999. The Company expects that certain current stockholders which are affiliates of Thomas H. Lee Company ("THL") will purchase a percentage of the equity to be issued which is at least equal to THL's proportionate economic interest in the Company on the Closing Date. Upon completion of such Equity Investment, THL will at least maintain its percentage ownership of the Company's Class A Voting Common Stock. There can be no assurance, however, that the Equity Investment will be completed. If the Equity Investment is not completed on or prior to January 29, 1999, then the Notes will be redeemed pursuant to the Special Redemption and the amendment to the Credit Agreement described above will cease to be effective.

FORWARD LOOKING STATEMENTS.

       This report contains forward-looking statements concerning the Company's operations, economic performance and financial condition, including, in particular, the likelihood of the Company's success in developing and expanding its business and successfully realizing expected net synergies from the Vistar Merger. These statements are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, and reflect future business decisions which are subject to change. Some of these assumptions inevitably will not materialize, and unanticipated events will occur which will affect the Company's results.

Statements contained in this report that are prefaced with the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "designed" and similar expressions, are intended to identify forward-looking statements regarding events, conditions and financial trends that may affect the Company's future plans of operations, business strategy, results of operations and financial position. These statements are based on the Company's current expectations and estimates as to prospective events and circumstances about which the Company can give no firm assurance. Further, any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. As it is not possible to predict every new factor that may emerge, forward-looking statements should not be relied upon as a prediction of actual future financial condition or results. These forward-looking statements, like any forward-looking statements, involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include product demand, regulatory uncertainties, the effect of economic conditions, the impact of competitive products and pricing, changes in customers' ordering patterns and costs and expenses associated with any Year 2000 issues associated with the Company, including updating software and hardware and potential system interruptions. The foregoing list should not be construed as exhaustive.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Press release of the Company dated December 14, 1998
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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        SAFELITE GLASS CORP.


Dated: December 21, 1998                By: /s/ Douglas A. Herron
                                            ------------------------------
                                            Name: Douglas A. Herron
                                            Title: Chief Financial Officer